SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On August 8, 2013, the Audit Committee of the Board of Directors of the Company, based on the recommendation of, and in consultation with management, concluded that the Company will restate its previously issued financial statements for the fiscal year ended December 31, 2012 and the fiscal quarter ended March 31, 2013 because of an error related to the accounting treatment of warrants, as more fully described below.  Accordingly, investors should no longer rely upon the Company’s previously released financial statements for these periods or other communications relating to the financial statements for these periods.  The error was discovered by management during the preparation and review of the Company’s June 30, 2013 Report on Form 10-Q following the change in auditor made by the Company, as more fully disclosed in our Report on Form 8-K dated June 21, 2013.  The financial statement error does not implicate misconduct with respect to the Company or its management or employees.

The non-cash adjustments necessary to correct the error will have no effect on reported cash flows from operations and will have a material impact to certain line items on the balance sheet.   The estimated impact of these items for the restatement periods is expected to increase cumulative net losses by approximately $2.67 million and diluted net loss per share by approximately $0.01 for fiscal year ended December 31, 2012 and $0.01 for the first fiscal quarter of 2013.

The amounts disclosed below are the net cumulative effect of the adjustments through March 31, 2013.  The effects on the certain reported periods are quantitatively significant, and the impact of the individual adjustments will be discussed in more detail in the Company’s restated financial statements.

The Company will make the following changes:

•
A $1.19 million reclassification from Additional Paid In Capital to Stock Warrant Liability.  This error is due to the change in classification of the debt discount related to the fair value of the stock warrants associated with the 4% subordinated secured convertible note, as described more fully in previous filings, from equity to a liability. This error resulted in the understatement of Long Term Liabilities and the overstatement of Additional Paid In Capital.  This reclassification will be recorded in the financial statements of our Restated and Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012.

•
A $2.67 million increase in pre-tax loss, cumulative through March 31, 2013, due to the change in classification of the stock warrants as a liability, as mentioned above. As a liability, the company is required to record the fair value of the stock warrant liability each reporting period based on a mark to market approach. This error resulted in an understatement of the Stock Warrant Liability and understatement in Derivative Expense.  The cumulative effect of this error will be recorded in the applicable restated periods.

Item 9.01                  Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated August 14, 2013	USA SYNTHETIC FUEL CORPORATION

By: /s/ Dr. Steven C. Vick
Name: Dr. Steven C. Vick
Title: President and Chief Executive Officer

By: /s/ Daniel W. Dixon
Name: Daniel W. Dixon
Title: Chief Financial Officer